SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 4, 2012

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Variable Compensation Plan 2013 Performance Metrics

On October 4, 2012, the Compensation and H.R. Committee (the “Committee”) of the Coherent Board of Directors established performance metrics for fiscal year 2013 under its Variable Compensation Plan (the “VCP”).  The fiscal year 2013 performance metrics are based upon achieving semi-annual (each six month period of the fiscal year) adjusted EBITDA dollar targets, subject to achieving certain thresholds.  For purposes of the VCP, “adjusted EBITDA” is defined as operating income adjusted for VCP payouts, depreciation, amortization, stock compensation expense, major restructuring charges and certain non-operating income or expense items.

The amount each participant may receive can vary between 0% and 200% of the targeted amount.  If Coherent fails to meet the thresholds for both adjusted EBITDA dollar and revenue for a particular semi-annual period, the participant would not receive any bonus for that particular period.  The adjusted EBITDA dollar and revenue achievement are calculated after the conclusion of each applicable semi-annual fiscal period and the threshold is equal to 80% of the Board-approved operating budget.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: October 9, 2012
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel